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                                                                       Exhibit 5

                   B A S S,   B E R R Y   &   S I M S   P L C
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                                ATTORNEYS AT LAW


2700 FIRST AMERICAN CENTER                       1700 RIVERVIEW TOWER
NASHVILLE, TENNESSEE 37238-2700                  POST OFFICE BOX 1509
TELEPHONE (615) 742-6200                         KNOXVILLE, TENNESSEE 37901-1509
TELECOPIER (615) 742-6293                        TELEPHONE (423) 521-6200
                                                 TELECOPIER (423) 521-6234



                               September 26, 1997


Coventry Corporation
53 Century Boulevard
Suite 250
Nashville, Tennessee 37214

         Re:      Registration on Form S-8

Ladies and Gentlemen:

         We have acted as your counsel in the preparation of a registration statement on Form S-8 (the "Registration Statement") relating to the Coventry Corporation Retirement Savings Plan, as amended (the "Plan"), filed by you with the Securities and Exchange Commission covering 250,000 additional shares of the Company's Common Stock (the "Common Stock") issuable pursuant to the Plan. In so acting, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinion hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified or photostatic copies.

         Based upon the foregoing, we are of the opinion that the Common Stock, when issued pursuant to and in accordance with the Plan, will be duly and validly issued, fully paid and nonassessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement.


                                      Very truly yours,



                                      Bass, Berry & Sims PLC